                                                                   EXHIBIT 10.51

                                                                  POLICY NUMBER:
                                                                  484-38-07

                                                                  RENEWAL OF
                                                                  482-17-58

                     [AMERICAN INTERNATIONAL COMPANIES LOGO]

DIRECTORS, OFFICERS AND CORPORATE LIABILITY INSURANCE POLICY

/ / AIU Insurance Company                             / / Illinois National Insurance Company
/ / American International South Insurance Company    /X/ National Union Fire Insurance Company of Pitts., PA
/ / Birmingham Fire Insurance Company of Penns.       / / National Union Fire Insurance Company of Louisiana
/ / Granite State Insurance Company                   / / New Hampshire Insurance Company

               (each of the above being a capital stock company)
================================================================================

NOTICE: EXCEPT TO SUCH EXTENT AS MAY OTHERWISE BE PROVIDED HEREIN, THE COVERAGE OF THIS POLICY IS GENERALLY LIMITED TO LIABILITY FOR ONLY THOSE CLAIMS THAT ARE FIRST MADE AGAINST THE INSUREDS DURING THE POLICY PERIOD AND REPORTED IN WRITING TO THE INSURER PURSUANT TO THE TERMS HEREIN. PLEASE READ THE POLICY CAREFULLY AND DISCUSS THE COVERAGE THEREUNDER WITH YOUR INSURANCE AGENT OR BROKER.

NOTICE: THE LIMIT OF LIABILITY AVAILABLE TO PAY JUDGMENTS OR SETTLEMENTS SHALL BE REDUCED BY AMOUNTS INCURRED FOR LEGAL DEFENSE. AMOUNT INCURRED FOR LEGAL DEFENSE SHALL BE APPLIED AGAINST THE RETENTION AMOUNT.

NOTICE: THE INSURER DOES NOT ASSUME ANY DUTY TO DEFEND; HOWEVER, THE INSURER MUST ADVANCE DEFENSE COSTS PAYMENTS PURSUANT TO THE ITEMS HEREIN PRIOR TO THE FINAL DISPOSITION OF A CLAIM.

                                  DECLARATIONS

ITEM 1.   NAMED CORPORATION:      PAINE WEBBER GROUP INC.

          MAILING ADDRESS:        1285 AVE OF THE AMERICAS
                                  NEW YORK, NY 10019-6028

          STATE OF INCORPORATION OF THE NAMED CORPORATION:

                                    Delaware

ITEM 2. SUBSIDIARY COVERAGE: any past, present or future Subsidiary of the Named Corporation

ITEM 3.   POLICY PERIOD: From: November 25, 1996   To: November 25, 1999
         (12:01 A.M. standard time at the address stated in Item 1.)

ITEM 4.   LIMIT OF LIABILITY: $20,000,000
          aggregate for Coverages A and B combined (including Defense Costs)

ITEM 5.   RETENTION:

          SECURITIES CLAIMS:

          Judgments & Settlements (all coverages)       None

          Defense Costs (non-Indemnifiable Loss)        None

          Defense Costs (Coverage B(i) and
          Indemnifiable Loss)                           $2,500,000
                                                        for Loss arising from
                                                        Claims alleging the same
                                                        Wrongful Act or related
                                                        Wrongful Acts (waivable
                                                        under Clause 6 in
                                                        certain circumstances)

         OTHER CLAIMS:

         Judgments, Settlements and Defense
         Costs (non-Indemnifiable Loss)                 None

         Judgments. Settlements and Defense
         Costs (Indemnifiable Loss)                     $2,500,000
                                                        for Loss arising from
                                                        Claims alleging the same
                                                        Wrongful Act or related
                                                        Wrongful Acts

ITEM 6.  CONTINUITY DATES:

         A.       Coverages A and B(ii):                November 25, 1980

         B.       Coverage B(i):                        November 25, 1996

         C.       Coverages A and B:

                  Outside Entity Coverage (Per
                  Outside Entity) See Endorsement
                  #62790

ITEM 7.  PREMIUM:                                      $2,040,000


ITEM 8.  NAME AND ADDRESS OF INSURER ("Insurer"):

          (This policy is issued only by the insurance company indicated below.)

          National Union Fire Insurance Company of Pittsburgh, Pa.
          70 Pine Street
          New York, NY 10270

IN WITNESS WHEREOF, the Insurer has caused this policy to be signed on the Declarations Page by its President, a Secretary and a duly authorized representative of the Insurer.


/s/ Elizabeth M. Tuck                             /s/
-------------------------                         -------------------------
      SECRETARY                                          PRESIDENT

                            /s/
                           --------------------------
                           AUTHORIZED REPRESENTATIVE


      -------------------------                    -------------------------
      COUNTERSIGNATURE DATE                              COUNTERSIGNED AT



MARSH & MCLENNAN, INC.
1166 AVENUE OF THE AMERICAS
NEW YORK, NY 10036

--------------------------------------------------------------------------------
USE THIS DECLARATIONS SUPPLEMENT ON ALL NEW YORK CLAIMS MADE LIABILITY POLICIES WHERE A ONE YEAR TAIL (EXTENDED REPORTING PERIOD OR DISCOVERY PERIOD) IS REQUIRED BY NEW YORK REGULATION 121.
--------------------------------------------------------------------------------

                            NEW YORK REGULATION 121
                    DECLARATIONS PAGE DISCLOSURE SUPPLEMENT

"Us" and "We" where used in this supplement mean the insurance company issuing the policy.

"Claims-made relationship" means that period of time between the effective date of the first claims made policy between Us and you (the policy holder) and the cancellation or nonrenewal of the last consecutive claims-made policy between such parties, where there has been no gap in coverage, but does not include any period covered by tail coverage.

          Retroactive Date/Prior Acts Exclusion Date/"Nose" Coverage

Coverage for things that happened prior to the beginning of the policy period is referred to in this supplement as "nose" coverage. If the policy has a retroactive date feature or an exclusion or other wording deleting coverage for things that happened before a certain date (a prior acts exclusion), then nose coverage is limited (or non existent) and THERE IS NO COVERAGE FOR THINGS THAT HAPPENED PRIOR TO THAT DATE

                               Claims-Made Policy

In this claims-made policy, generally, coverage is provided for liability ONLY IF THE CLAIM FOR DAMAGES IS FIRST MADE AGAINST THE INSURED AND REPORTED TO US IN WRITING DURING THE POLICY PERIOD. All coverage ceases upon termination of the policy, except for the tail coverage.

          Extended Reporting Period/Discovery Period/"Tail" Coverage

The Extended Reporting Period, or Discovery Period as it may be called, will increase the time within which a claim may be eligible for the policy's coverage. This is referred to in this supplement as "tail" coverage. The tail coverage helps to prevent the situation of a claim going uncovered because of cancellation or nonrenewal of the policy or other termination of the coverage provided by the policy. It provides for a period of time after termination of coverage during which claims first made against the Insured and reported to us in writing, for things that happened before the termination of coverage and otherwise covered by the policy, will be covered. Generally, this optional tail coverage can be purchased if coverage is terminated either by you or by us. If the optional tail is not purchased, an automatic tail coverage goes into effect upon termination of coverage; however, this automatic tail lasts for only 60 days, (90 days if the policyholder is a public entity as defined in section 107(a)(51) of the New York Insurance Law). After the end of the tail, you will have a gap in your insurance coverage, unless you have obtained appropriate coverage to fill the gap. UPON TERMINATION OF COVERAGE IT IS VERY IMPORTANT THAT YOU CONSULT WITH YOUR INSURANCE AGENT OR BROKER OR OTHER PROFESSIONAL INSURANCE ADVISER.

The length of the optional tail offered in the policy is ONE YEAR generally, but this option will not be available in some circumstances. It will not be available if coverage is terminated by us because of non-payment of premium or fraud and at the effective date of such termination of coverage a claims-made relationship has continued for less than one year.

          Future Premium Increases As Claims-Made Relationship Matures

During the first several years of being covered on a claims-made basis, claims-made rates are generally comparatively lower than rates on other types of policies generally known as occurrence policies, especially if there is no nose coverage initially, and you can expect substantial annual premium increases, independent of overall rate level increases, until the claims-made relationship reaches maturity.

               Length of Optional Tail and Premium Charge For it

The length of the optional tail offered in this policy and the premium charge for it is as follows (please see the policy form and endorsements for complete details):

         Length Of Optional Tail           Premium Charge For Optional Tail

         One Year                           95% of full annual premium



THIS DISCLOSURE SUPPLEMENT GENERALLY DISCUSSES CERTAIN IMPORTANT FEATURES OF THE POLICY. PLEASE READ THE ENTIRE POLICY CAREFULLY AND DISCUSS IT WITH YOUR INSURANCE AGENT OR BROKER OR OTHER PROFESSIONAL INSURANCE ADVISER. THE PROVISIONS OF THE POLICY FORM AND ENDORSEMENTS THERETO ARE CONTROLLING.

                     [AMERICAN INTERNATIONAL COMPANIES LOGO]

          DIRECTORS, OFFICERS AND CORPORATE LIABILITY INSURANCE POLICY


In consideration of the payment of the premium, and in reliance upon the statements made to the Insurer by application forming a part hereof and its attachments and the material incorporated therein, the insurance company designated in Item 8 of the Declarations, herein called the "Insurer", agrees as follows:


1. INSURING AGREEMENTS

   COVERAGE A: DIRECTORS AND OFFICERS INSURANCE


   This policy shall pay the Loss of each and every Director or Officer of the Company arising from a Claim first made against the Directors or Officers during the Policy Period or the Discovery Period (if applicable) and reported to the Insurer pursuant to the terms of this policy for any actual or alleged Wrongful Act in their respective capacities as Directors or Officers of the Company, except when and to the extent that the Company has indemnified the Directors or Officers. The Insurer shall, in accordance with and subject to Clause 8, advance Defense Costs of such Claim prior to its final disposition.

   COVERAGE B: CORPORATE LIABILITY INSURANCE

   This policy shall pay the Loss of the Company arising from a:

        (i) Securities Claim first made against the Company, or

        (ii) Claim first made against the Directors or Officers,

   during the Policy Period or the Discovery Period (if applicable) and reported to the Insurer pursuant to the terms of this policy for any actual or alleged Wrongful Act, but, in the case of (ii) above, only when and to the extent that the Company has indemnified the Directors or Officers for such Loss pursuant to law, common or statutory, or contract, or the Charter or By-laws of the Company duly effective under such law which determines and defines such rights of indemnity. The Insurer shall, in accordance with and subject to Clause 8, advance Defense Costs of such Claim prior to its final disposition.

2. DEFINITIONS

   (a) "Claim" means:

       (1)  a written demand for monetary or non-monetary relief; or

       (2) a civil, criminal, or administrative proceeding for monetary or non-monetary relief which is commenced by:

            (i)   service of a complaint or similar pleading; or

            (ii) return of an indictment (in the case of a criminal proceeding); or

            (iii) receipt or filing of a notice of charges.

       The term "Claim" shall include a Securities Claim; provided, however, that with respect to Coverage B(i) only, Claim or Securities Claim shall not mean a criminal or administrative proceeding against the Company.

   (b) "Company" means the Named Corporation designated in Item 1 of the Declarations and any Subsidiary thereof.

   (c) "Continuity Date" means the date set forth in:

            (1) Item 6A of the Declarations with respect to Coverages A and B
                (ii); or

            (2) Item 6B of the Declarations with respect to Coverage B(i); or


            (3) Item 6C of the Declarations with respect to Coverages A and B for a Claim against an Insured arising out of such Insured serving as a director, officer, trustee or governor of an Outside Entity.

   (d) "Defense Costs" means reasonable and necessary fees, costs and expenses consented to by the Insurer (including premiums for any appeal bond, attachment bond or similar bond, but without any obligation to apply for or furnish any such bond) resulting solely from the investigation, adjustment, defense and appeal of a Claim against the Insureds, but excluding salaries of Officers or employees of the Company.

   (e) "Director(s) or Officer(s)" or "Insured(s)" means:

         (1) with respect to Coverages A and B (ii), any past, present or future duly elected or appointed directors or officers of the Company. In the event the Named Corporation or a Subsidiary thereof operates outside the United States, then the terms "Director(s) or Officer(s)" or "Insured(s)" also mean those titles, positions or capacities in such foreign Named Corporation or Subsidiary which is equivalent to the position of Director(s) or Officer(s) in a corporation incorporated within the United States. Coverage will automatically apply to all new Directors and Officers after the inception date of this policy;

         (2)      with respect to Coverage B(i) only, the Company.

   (f) "Listed Event" means any of the following events:

         (1) any event for which the Company has reported or is required to report on Form 8-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; or

         (2) any restatement or correction of a Company financial statement contained in any document filed with the Securities and Exchange Commission; or

         (3) any statement or disclosure made by or on the behalf of the Company relating to a prior forecast, estimate or projection of the Company's earnings or sales made by or on behalf of the Company, which statement or disclosure represents a greater than 15% change from such prior forecast, estimate or projection.

   (g) "Loss" means damages, judgments, settlements and Defense Costs; however, Loss shall not include civil or criminal fines or penalties imposed by law, punitive or exemplary damages, the multiplied portion of multiplied damages, taxes, any amount for which the Insureds are not financially liable or which are without legal recourse to the Insureds, or matters which may be deemed uninsurable under the law pursuant to which this policy shall be construed.

       Further, with respect to Coverage B only, Loss shall not include damages, judgments or settlements arising out of a Claim alleging that the Company paid an inadequate or unfair price or consideration for the purchase of its own securities or the securities of a Subsidiary.

       Notwithstanding the foregoing, with respect to Coverage B(i) only and subject to the other terms, conditions and exclusions of the policy, Loss shall include punitive damages (if insurable by law) imposed upon the Company.

   (h) "No Liability" means with respect to a Securities Claim made against the Insured(s); (1) a final judgment of no liability obtained prior to trial, in favor of all Insureds, by reason of a motion to dismiss or a motion for summary judgment, after the exhaustion of all appeals; or (2) a final judgment of no liability obtained after trial, in favor of all Insureds, after exhaustion of all appeals. In no event shall the term "No Liability" apply to a Securities Claim made against an Insured for which a settlement has occurred.

   (i) "Outside Entity" means:

         (1) a not-for-profit organization under section 501(c)(3) of the Internal Revenue Code of 1986 (as, amended); or

         (2) any other corporation, partnership, joint venture or other organization listed by endorsement to this, policy.

   (j) "Policy Period" means the period of time from the inception date shown in
       Item 3 of the Declarations to the earlier of the expiration date shown in
       Item 3 of the Declarations or the effective date of cancellation of this policy; however, to the extent that coverage under this policy replaces coverage in other policies terminating at noon standard time on the inception date of such coverage hereunder, then such coverage as is provided by this policy shall not become effective until such other coverage has terminated.

   (k) "Securities Claim" means a Claim made against an Insured which alleges, a violation of the Securities Act of 1933 or the Securities, Exchange Act of 1934, rules or regulations, promulgated thereunder, the securities laws of any state, or any foreign jurisdiction, and which alleges a Wrongful Act in connection with the claimant's, purchase or sale of, or the offer to purchase or sell to the claimant, any securities of the Company, whether on the open market or arising from a public or private offering of securities by the Company.

   (l) "Subsidiary" means:

         (1) any corporation of which the Named Corporation owns on or before the inception of the Policy Period more than 50% of the issued and outstanding voting stock either directly, or indirectly through one or more of its Subsidiaries;

         (2) automatically any corporation whose assets total less than 10% of the total consolidated assets of the Company as of the inception date of this policy, which corporation becomes a Subsidiary during the Policy Period. The Named Corporation shall provide the Insurer with full particulars of the new Subsidiary before the end of the Policy Period;

         (3) any corporation which becomes a Subsidiary during the Policy Period (other than a corporation described in paragraph (2) above) but only upon the condition that within 90 days of its becoming a Subsidiary the Named Corporation shall have provided the Insurer with full particulars of the new Subsidiary and agreed to any additional premium and/or amendment of the provisions of this, policy required by the Insurer relating to such new Subsidiary. Further, coverage as shall be afforded to the new Subsidiary is conditioned upon the Named Corporation paying when due any additional premium required by the Insurer relating to such new Subsidiary.


       A corporation becomes a Subsidiary when the Named Corporation owns more than 50% of the issued and outstanding voting stock, either directly, or indirectly through one or more of its Subsidiaries. A corporation ceases to be a Subsidiary when the Named Corporation ceases to own more than 50% of the issued and outstanding voting stock either directly, or indirectly through one or more of its Subsidiaries.

       In all events, coverage as is afforded under this policy with respect to any Claim made against a Subsidiary or any Director or Officer thereof shall only apply for Wrongful Acts committed or allegedly committed after the effective time that such Subsidiary became a Subsidiary and prior to the time that such Subsidiary ceased to be a Subsidiary

   (m) "Wrongful Act" means:

         (1) with respect to individual Directors or Officers, any breach of duty, neglect, error, misstatement, misleading statement, omission or act by the Directors or Officers of the Company in their respective capacities as such, or any matter claimed against them solely by reason of their status as Directors or Officers of the Company, or any matter claimed against them arising out of their serving as a director, officer, trustee or governor of an Outside Entity in such capacities, but only if such service is at the specific written request or direction of the Company,

         (2) with respect to the Company, any breach of duty, neglect, error, misstatement, misleading statement, omission or act by the Company, but solely as respects a Securities Claim.

3. EXTENSIONS

   Subject otherwise to the terms hereof, this policy shall cover Loss arising from any Claims made against the estates, heirs, or legal representatives of deceased Directors or Officers, and the legal representatives of Directors or Officers in the event of incompetency, insolvency or bankruptcy, who were Directors or Officers at the time the Wrongful Acts upon which such Claims are based were committed.

   Subject otherwise to the terms hereof, this policy shall cover Loss arising from all Claims made against the lawful spouse (whether such status is derived by reason of statutory law, common law or otherwise of any applicable jurisdiction in the world) of an individual Director or Officer for all Claims arising solely out of his or her status as the spouse of an individual Director or Officer, including a Claim that seeks damages recoverable from marital community property, property jointly held by the individual Director or Officer and the spouse, or property transferred from the individual Director or Officer to the spouse; provided, however, that this extension shall not afford coverage for any Claim for any actual or alleged Wrongful Act of the spouse, but shall apply only to Claims arising out of any actual or alleged Wrongful Acts of an individual Director or Officer, subject to the policy's terms, conditions and exclusions.

4. EXCLUSIONS

   The Insurer shall not be liable to make any payment for Loss in connection with a Claim made against an Insured:

   (a) arising out of, based upon or attributable to the gaining in fact of any profit or advantage to which an Insured was not legally entitled;

   (b) arising out of, based upon or attributable to: (1) profits in fact made from the purchase or sale by an Insured of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (2) payments to an Insured of any remuneration without the previous approval of the stockholders of the Company, which payment without such previous approval shall be held to have been illegal;

   (c) arising out of, based upon or attributable to the committing in fact of any criminal or deliberate fraudulent act;

       [The Wrongful Act of a Director or Officer shall not be imputed to any other Director or Officer for the purpose of determining the applicability of the foregoing exclusions 4(a) through 4(c)]

   (d) alleging, arising out of, based upon or attributable to the facts alleged, or to the same or related Wrongful Acts alleged or contained, in any claim which has been reported, or in any circumstances of which notice has been given, under any policy of which this policy is a renewal or replacement or which it may succeed in time;

   (e) alleging, arising out of, based upon or attributable to any pending or prior litigation as of the Continuity Date, or alleging or derived from the same or essentially the same facts as alleged in such pending or prior litigation;

   (f) alleging, arising out of, based upon or attributable to a Listed Event that occurs no later than 90 days subsequent to the Continuity Date; provided, however, that this exclusion shall only apply with respect to coverage which would have otherwise been afforded under Coverage B(i) of the policy;

   (g) with respect to serving as a director, officer, trustee or governor of an Outside Entity, for any Wrongful Act occurring prior to the Continuity Date if the Insured knew or could have reasonably foreseen that such Wrongful Act could lead to a Claim under this policy;

   (h) alleging, arising out of, based upon or attributable to any actual or alleged act or omission of the Directors or Officers serving in their capacities as directors, officers, trustees or governors of any other entity other than the Company or an Outside Entity, or by reason of their status as directors, officers, trustees or governors of such other entity;

   (i) which is brought by any Insured or by the Company; or which is brought by any security holder of the Company, whether directly or derivatively, unless such security holder's Claim is instigated and continued totally independent of, and totally without the solicitation of, or assistance of, or active participation of, or intervention of, any Insured or the Company; provided, however, this exclusion shall not apply to a wrongful termination of employment Claim brought by a former employee other than a former employee who is or was a Director of the Company;

   (j) for any Wrongful Act arising out of the Insured serving as a director, officer, trustee or governor of an Outside Entity if such Claim is brought by the Outside Entity or by any director, officer, trustee or governor thereof; or which is brought by any security holder of the Outside Entity, whether directly or derivatively, unless such security holder's Claim is instigated and continued totally independent of, and totally without the solicitation of, or assistance of, or active participation of, or intervention of, the Outside Entity, any director, officer, trustee or governor thereof, any Insured or the Company;

   (k) for bodily injury, sickness, disease, death or emotional distress of any person, or damage to or destruction of any tangible property, including the loss of use thereof, or for injury from libel or slander or defamation or disparagement, or for injury from a violation of a person's right of privacy;

   (l) alleging, arising out of, based upon, attributable to, or in any way involving, directly or indirectly:

         (1) the actual, alleged or threatened discharge, dispersal, release or escape of pollutants; or

         (2) any direction or request to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants.

         including but not limited to a Claim alleging damage to the Company or its securities holders.

         Pollutants include (but are not limited to) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes (but is not limited to) materials to be recycled, reconditioned or reclaimed;

   (m) for violation(s) of any of the responsibilities, obligations or duties imposed upon fiduciaries by the Employee Retirement Income Security Act of 1974, or amendments thereto or any similar provisions of state statutory law or common law.

5. LIMIT OF LIABILITY - (FOR ALL LOSS - INCLUDING DEFENSE COSTS)

   The Limit of Liability stated in Item 4 of the Declarations is the limit of the Insurer's liability for all Loss, under Coverage A and Coverage B combined, arising out of all Claims first made against the Insureds during the Policy Period and the Discovery Period (if applicable); however, the Limit of Liability for the Discovery Period shall be part of, and not in addition to, the Limit of Liability for the Policy Period. Further, any Claim which is made subsequent to the Policy Period or Discovery Period (if applicable) which pursuant to Clause 7(b) or 7(c) is considered made during the Policy Period or Discovery Period shall also be subject to the one aggregate Limit of Liability stated in Item 4 of the Declarations.

   DEFENSE COSTS ARE NOT PAYABLE BY THE INSURER IN ADDITION TO THE LIMIT OF LIABILITY. DEFENSE COSTS ARE PART OF LOSS AND AS SUCH ARE SUBJECT TO THE LIMIT OF LIABILITY FOR LOSS.

6. RETENTION CLAUSE

   The Insurer shall only be liable for the amount of Loss arising from a Claim which is in excess of the Retention amount stated in Item 5 of the Declarations, such Retention amount to be borne by the Company and/or the Insureds and shall remain uninsured, with regard to all Loss under: (i) Coverage A or B(ii) for which the Company has indemnified or is permitted or required to indemnify the Director(s) or Officer(s) ("Indemnifiable Loss"); or (ii) Coverage B(i). A single Retention amount shall apply to Loss arising from all Claims alleging the same Wrongful Act or related Wrongful Acts.

   Notwithstanding the foregoing, solely with respect to a Securities Claim under this policy, the Retention shall only apply to Defense Costs; provided, however, no Retention shall apply for a Securities Claim even as respects Defense Costs in the event of a determination of No Liability of all Insureds, and the Insurer shall thereupon reimburse such Defense Costs paid by the Insured.

7. NOTICE/CLAIM REPORTING PROVISIONS

   NOTICE HEREUNDER SHALL BE GIVEN IN WRITING TO THE INSURER NAMED IN ITEM 8 OF THE DECLARATIONS AT THE ADDRESS INDICATED IN ITEM 8 OF THE DECLARATIONS. IF MAILED, THE DATE OF MAILING SHALL CONSTITUTE THE DATE THAT SUCH NOTICE WAS GIVEN AND PROOF OF MAILING SHALL BE SUFFICIENT PROOF OF NOTICE.

   (a) The Company or the Insureds shall, as a condition precedent to the obligations of the Insurer under this policy, give written notice to the Insurer of any Claim made against an Insured as soon as practicable and either:

         (1) any time during the Policy Period or during the Discovery Period (if applicable); or

         (2) within 30 days after the end of the Policy Period or the Discovery Period (if applicable), as long as such Claim is reported no later than 30 days after the date such Claim was first made against an Insured.

   (b) If written notice of a Claim has been given to the Insurer pursuant to Clause 7(a) above, then any Claim which is subsequently made against the Insureds and reported to the Insurer alleging, arising out of, based upon or attributable to the facts alleged in the Claim for which such notice has been given, or alleging any Wrongful Act which is the same as or related to any Wrongful Act alleged in the Claim of which such notice has been given, shall be considered made at the time such notice was given.

   (c) If during the Policy Period or during the Discovery Period (if applicable) the Company or the Insureds shall become aware of any circumstances which may reasonably be expected to give rise to a Claim being made against the Insureds and shall give written notice to the Insurer of the circumstances and the reasons for anticipating such a Claim, with full particulars as to dates, persons, and entities involved, then any Claim which is subsequently made against the Insureds and reported to the Insurer alleging, arising out of, based upon or attributable to such circumstances or alleging any Wrongful Act which is the same as or related to any Wrongful Act alleged or contained in such circumstances, shall be considered made at the time such notice of such circumstances was given.

8. DEFENSE COSTS, SETTLEMENTS, JUDGMENTS (INCLUDING THE ADVANCEMENT OF DEFENSE COSTS)

   Under both Coverage A and Coverage B of this policy, except as hereinafter stated, the Insurer shall advance, at the written request of the Insured, Defense Costs prior to the final disposition of a Claim. Such advanced payments by the Insurer shall be repaid to the Insurer by the Insureds or the Company severally according to their respective interests, in the event and to the extent that the Insureds or the Company shall not be entitled under the terms and conditions of this policy to payment of such Loss.

   THE INSURER DOES NOT, HOWEVER, UNDER THIS POLICY, ASSUME ANY DUTY TO DEFEND. THE INSUREDS SHALL DEFEND AND CONTEST ANY CLAIM MADE AGAINST THEM. THE INSUREDS SHALL NOT ADMIT OR ASSUME ANY LIABILITY, ENTER INTO ANY SETTLEMENT AGREEMENT, STIPULATE TO ANY JUDGMENT, OR INCUR ANY DEFENSE COSTS WITHOUT THE PRIOR WRITTEN CONSENT OF THE INSURER. ONLY THOSE SETTLEMENTS, STIPULATED JUDGMENTS AND DEFENSE COSTS WHICH HAVE BEEN CONSENTED TO BY THE INSURER SHALL BE RECOVERABLE AS LOSS UNDER THE TERMS OF THIS POLICY. THE INSURER'S CONSENT SHALL NOT BE UNREASONABLY WITHHELD, PROVIDED THAT THE INSURER SHALL BE ENTITLED TO EFFECTIVELY ASSOCIATE IN THE DEFENSE AND THE NEGOTIATION OF ANY SETTLEMENT OF ANY CLAIM.

   The Insurer shall have the right to effectively associate with the Company and the Insureds in the defense of any Claim that appears reasonably likely to involve the Insurer, including but not limited to negotiating a settlement. The Company and the Insureds shall give the Insurer full cooperation and such information as it may reasonably require.

   The Insurer may make any settlement of any Claim it deems expedient with respect to any Insured subject to such Insured's written consent. If any Insured withholds consent to such settlement, the Insurer's liability for all Loss on account of such Claim shall not exceed the amount for which the Insurer could have settled such Claim plus Defense Costs incurred as of the date such settlement was proposed in writing by the Insurer.

   The Company is not covered in any respect under Coverage A; the Company is covered, subject to the policy's terms and conditions, only with respect to its indemnification of its Directors or Officers under Coverage B(ii) as respects a Claim against such Directors and Officers, and subject to the policy's terms and conditions, under Coverage B(i) for a Securities Claim made against the Company. Accordingly, the Insurer has no obligation under this policy for Defense Costs incurred by, judgments against or settlements by the Company arising out of a Claim made against the Company other than a covered Securities Claim, or any obligation to pay Loss arising out of any legal liability that the Company has to the claimant except as respects a covered Securities Claim against the Company.

   With respect to (i) Defense Costs jointly incurred by, (ii) any joint settlement made by, and/or (iii) any adjudicated judgment of joint and several liability against the Company and any Director or Officer, in connection with any Claim other than a Securities Claim, the Company and the Director(s) or Officer(s) and the Insurer agree to use their best efforts to determine a fair and proper allocation of the amounts as between the Company and the Director(s) or Officers(s) and the Insurer, taking into account the relative legal and financial exposures of and the relative benefits obtained by the Directors and Officers and the Company. In the event that a determination as to the amount of Defense Costs to be advanced under the policy cannot be agreed to, then the Insurer shall advance such Defense Costs which the Insurer states to be fair and proper until a different amount shall be agreed upon or determined pursuant to the provisions of this policy and applicable law.

9. PRE-AUTHORIZED SECURITIES DEFENSE ATTORNEYS

   Only with respect to a Securities Claim:

   Affixed as Appendix A hereto and made a part of this policy is a list of Panel Counsel law firms ("Panel Counsel Firms"). The list provides the Insured a choice of law firms from which a selection of legal counsel shall be made to conduct the defense of any Securities Claim made against them.

   The Insureds shall select a Panel Counsel Firm to defend a Securities Claim made against the Insureds in the jurisdiction in which the Securities Claim is brought. In the event a Securities Claim is brought in a jurisdiction not included on the list, the Insureds shall select a Panel Counsel Firm in the listed jurisdiction which is the nearest geographical jurisdiction to either where the Securities Claim is brought or where the corporate headquarters of the Named Corporation is located. In such instance the Insureds also may, with the consent of the Insurer, which consent shall not be unreasonably withheld, select a non-Panel Counsel Firm in the jurisdiction in which the Securities Claim is brought to function as "local counsel" on the Securities Claim to assist the Panel Counsel Firm which will function as "lead counsel" in conducting the defense of the Securities Claim.

   With the express prior written consent of the Insurer, an Insured may select a Panel Counsel Firm different from that selected by other Insured defendants if such selection is required due to an actual conflict of interest or is otherwise reasonably justifiable.

   The list of Panel Counsel Firms may be amended from time to time by the Insurer. However, no change shall be made to the specific list attached to this policy during the Policy Period without the consent of the Named Corporation. At the request of the Insured, the Insurer may in its discretion add to the attached list of Panel Counsel Firms for the purposes of defending a Securities Claim made against the Insured in any specified jurisdiction (including a jurisdiction not originally included in the Panel Counsel list) a Panel Counsel Firm not originally listed for such jurisdiction. The Insurer may in its discretion waive, in part or in whole, the provisions of this clause as respects a particular Securities Claim.

10. DISCOVERY CLAUSE

    Except as indicated below, if the Insurer or the Named Corporation shall cancel or refuse to renew this policy, the Named Corporation shall have the right, upon payment of an additional premium of 75% of the "full annual premium", to a period of one year following the effective date of such cancellation or nonrenewal (herein referred to as the "Discovery Period") in which to give to the Insurer written notice of Claims first made against the Insureds during said one year period for any Wrongful Act occurring prior to the end of the Policy Period and otherwise covered by this policy. As used herein, "full annual premium" means the premium level in effect immediately prior to the end of the Policy Period. The rights contained in this paragraph shall terminate, however, unless written notice of such election together with the additional premium due is received by the Insurer within 30 days of the effective date of cancellation or nonrenewal.

    In the event of a Transaction, as defined in Clause 12, the Named Corporation shall have the right, within 30 days before the end of the Policy Period, to request an offer from the Insurer of a Discovery Period (with respect to Wrongful Acts occurring prior to the effective time of the Transaction) for a period of no less than three years or for such longer or shorter period as the Named Corporation may request. The Insurer shall offer such Discovery Period pursuant to such terms, conditions and premium as the Insurer may reasonably decide. In the event of a Transaction, the right to a Discovery Period shall not otherwise exist except as indicated in this paragraph.

    The additional premium for the Discovery Period shall be fully earned at the inception of the Discovery Period. The Discovery Period is not cancelable. This clause and the rights contained herein shall not apply to any cancellation resulting from non-payment of premium.

11. CANCELLATION CLAUSE

    This policy may be canceled by the Named Corporation at any time only by mailing written prior notice to the Insurer or by surrender of this policy to the Insurer or its authorized agent. This policy may also be canceled by or on behalf of the Insurer by delivering to the Named Corporation or by mailing to the Named Corporation, by registered, certified, or other first class mail, at the Named Corporation's address as shown in Item 1 of the Declarations, written notice stating when, not less than 60 days thereafter, the cancellation shall be effective. The mailing of such notice as aforesaid shall be sufficient proof of notice. The Policy Period terminates at the date and hour specified in such notice, or at the date and time of surrender.

    If this policy shall be canceled by the Named Corporation, the Insurer shall retain the customary short rate proportion of the premium herein.

    If this policy shall be canceled by the Insurer, the Insurer shall retain the pro rata proportion of the premium herein.

    Payment or tender of any unearned premium by the Insurer shall not be a condition precedent to the effectiveness of cancellation, but such payment shall be made as soon as practicable.

    If the period of limitation relating to the giving of notice is prohibited or made void by any law controlling the construction thereof, such period shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.

12. CHANGE IN CONTROL OF NAMED CORPORATION

    If during the Policy Period:

         a. the Named Corporation shall consolidate with or merge into, or sell all or substantially all of its assets to any other person or entity or group of persons and/or entities acting in concert; or

         b. any person or entity or group of persons and/or entities acting in concert shall acquire an amount of the outstanding securities representing more than 50% of the voting power for the election of Directors of the Named Corporation, or acquires the voting rights of such an amount of such securities;

      (either of the above events herein referred to as the "Transaction")

   then this policy shall continue in full force and effect as to Wrongful Acts occurring prior to the effective time of the Transaction, but there shall be no coverage afforded by any provision of this policy for any actual or alleged Wrongful Act occurring after the effective time of the Transaction. This policy may not be canceled after the effective time of the Transaction and the entire premium for this policy shall be deemed earned as of such time. The Named Corporation shall also have the right to an offer by the Insurer of a Discovery Period described in Clause 10 of the policy.

   The Named Corporation shall give the Insurer written notice of the Transaction as soon as practicable, but not later than 30 days after the effective date of the Transaction.

13. SUBROGATION

   In the event of any payment under this policy, the Insurer shall be subrogated to the extent of such payment to all the Company's and the Insured's rights of recovery thereof, and the Company and the Insureds shall execute all papers required and shall do everything that may be necessary to secure such rights including the execution of such documents necessary to enable the Insurer to effectively bring suit in the name of the Company and/or the Insureds. In no event, however, shall the Insurer exercise its rights of subrogation against an Insured under this policy unless such Insured has been convicted of a criminal act, or been judicially determined to have committed a deliberate fraudulent act, or obtained any profit or advantage to which such Insured was not legally entitled.

14. OTHER INSURANCE AND INDEMNIFICATION

    Such insurance as is provided by this policy shall apply only as excess over any other valid and collectible insurance.

    In the event of a Claim against a Director or Officer arising out of his or her serving as director, officer, trustee or governor of an Outside Entity, coverage as is afforded by this policy shall be specifically excess of indemnification provided by such Outside Entity and any insurance provided to such Outside Entity with respect to its directors, officers, trustees or governors. Further, in the event such other Outside Entity insurance is provided by the Insurer or any member company of American International Group, Inc. ("AIG") (or would be provided but for the application of the retention amount, exhaustion of the limit of liability or failure to submit a notice of a Claim) then the maximum aggregate Limit of Liability for all Losses combined covered by virtue of this policy as respects any such Claim shall be reduced by the limit of liability (as set forth on the declarations page) of the other AIG insurance provided to such Outside Entity.

15. NOTICE AND AUTHORITY

    It is agreed that the Named Corporation shall act on behalf of its Subsidiaries and all Insureds with respect to the giving notice of Claim or giving and receiving notice of cancellation, the payment of premiums and the receiving of any return premiums that may become due under this policy, the receipt and acceptance of any endorsements issued to form a part of this policy and the exercising or declining to exercise any right to a Discovery Period.

16. ASSIGNMENT

    This policy and any and all rights hereunder are not assignable without the written consent of the Insurer.

17. ARBITRATION

    It is hereby understood and agreed that all disputes or differences which may arise under or in connection with this policy, whether arising before or after termination of this policy, including any determination of the amount of Loss, shall be submitted to the American Arbitration Association under and in accordance with its then prevailing commercial arbitration rules. The arbitrators shall be chosen in the manner and within the time frames provided by such rules. If permitted under such rules the arbitrators shall be three disinterested individuals having knowledge of the legal, corporate management or insurance issues relevant to the matters in dispute.

    Any party may commence such arbitration proceeding in either New York, New York; Atlanta, Georgia; Chicago, Illinois; or Denver, Colorado. The arbitrators shall give due consideration to the general principles of Delaware law in the construction and interpretation of the provisions of this policy; provided, however, that the terms, conditions, provisions and exclusions of this policy are to be construed in an evenhanded fashion as between the parties, including without limitation, where the language of this policy is alleged to be ambiguous or otherwise unclear, the issue shall be resolved in the manner most consistent with the relevant terms, conditions, provisions or exclusions of the policy (without regard to the authorship of the language, the doctrine of reasonable expectation of the parties and without any presumption or arbitrary interpretation or construction in favor of either party or parties, and in accordance with the intent of the parties.)

    The written decision of the arbitrators shall be provided to both parties and shall be binding on them. The arbitrators' award shall not include attorney fees or other costs.

    Each party shall bear equally the expenses of the arbitration.

18. ACTION AGAINST INSURER

    Except as provided in Clause 17 of the policy, no action shall lie against the Insurer unless, as a condition precedent thereto, there shall have been full compliance with all of the terms of this policy, nor until the amount of the Insureds' obligation to pay shall have been finally determined either by judgment against the Insureds after actual trial or by written agreement of the Insureds, the claimant and the Insurer.

    Any person or organization or the legal representative thereof who has secured such judgment or written agreement shall thereafter be entitled to recover under this policy to the extent of the insurance afforded by this policy. No person or organization shall have any right under this policy to join the Insurer as a party to any action against the Insureds or the Company to determine the Insureds liability, nor shall the Insurer be impleaded by the Insureds or the Company or their legal representatives. Bankruptcy or insolvency of the Company or the Insureds or of their estates shall not relieve the Insurer of any of its obligations hereunder.

19. HEADINGS

    The descriptions in the headings of this policy are solely for convenience, and form no part of the terms and conditions of coverage.


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